CONTACT: Renee Smyth Chief Marketing Officer Camden National Bank (207) 518-5607 or rsmyth@camdennational.com Camden National Bank Completes Acquisition of The Bank of Maine Camden National Bank Expands its Presence Throughout Maine CAMDEN, ME – October 19, 2015 – Camden National Corporation (NASDAQ: CAC), the parent company of Camden National Bank, announced today that it successfully completed its acquisition of SBM Financial, Inc., the parent company of The Bank of Maine on October 16, 2015. Announced in March, the focus of this merger will remain on expanding relationships with customers by providing them with leading-edge digital banking tools, a wide range of lending and deposit options, and robust wealth management and investment services, while still remaining an important member of the communities it serves. Camden National Bank welcomes 55,000 new customers, who will have access to 64 banking locations and over 85 ATMs across the State of Maine. Camden National Bank remains headquartered in Camden, Maine, but the merger further expands Camden National Bank’s geographic footprint in the fast-growing markets of southern Maine, including Portland, Kennebunk, Saco and York. "We are pleased to announce the completion of our merger,” commented Gregory Dufour, president and chief executive officer of Camden National Bank. “The employees of both Camden National Bank and The Bank of Maine have worked tirelessly over the past seven months to prepare for the integration of our two companies. The combination of these institutions will allow us to better serve customers by offering a wider range of financial products and services while maintaining the same personal service they expect from their community bank." While the same personalized attention to customers remains unchanged, the benefits of this merger will be enjoyed across the board. On the commercial side, customers will benefit from Camden National Bank’s treasury management services and its ability to offer larger loans and lending capacity of up to $37 million. Small businesses will benefit from Camden National Bank’s strong history as a top lender for the Financial Authority of Maine (FAME) and The Bank of Maine’s strong portfolio of SBA lending. With these combined offerings, Camden National Bank will be able to help both small businesses and large commercial customers navigate the path that’s best for them. Consumers will see expanded residential mortgage product offerings, a streamlined mortgage process, and opportunities to apply for mortgages online or in branches. Additional services include enhanced online banking offerings, financial management assistance, cash-back rewards for everyday banking and upcoming security and technology enhancements. "We are delighted to bring together two strong Maine-based banks," added Dufour. "The Bank of Maine is a respected community bank that serves customers with focus and dedication, just as we do at Camden National Bank. Customers will continue to see the same faces and bank with the same people as they always have.”

With the completion of the operational transition this past weekend, new and existing The Bank of Maine customers can access online banking by logging into CamdenNational.com with their current login credentials and may continue to use their current checks as well as their existing ATM, debit and credit cards. New debit cards with enhanced security chip technology will be automatically provided in late 2015, and checks will reflect the new brand on all reorders after October. It is recommended that The Bank of Maine customers delete their mobile banking app and download the Camden National Bank app. For questions, customers may contact the Customer Assistance Center for account help or inquiries from 7 a.m. to 7 p.m., Monday through Friday, and from 9 a.m. to 4 p.m. on Saturday. Live operators can be reached during these hours at 1-800-860-8821 or by email at heretohelp@camdennational.com. With 64 banking centers and lending offices in Manchester, New Hampshire, as well as Braintree and Boston, Massachusetts, the combined bank will have about $3.6 billion in total assets, about $2.4 billion in total loans, and about $2.6 billion in total deposits. This year marks Camden National Bank’s 140th year in business. About Camden National Bank Headquartered in Camden, Maine, Camden National Corporation is the holding company of Camden National Bank, and Acadia Trust, N.A. Camden National Bank is a full-service community bank with a network of 64 branches and 85 ATMs throughout Maine, as well as with state-of-the-art online and mobile banking resources. Acadia Trust offers investment management and fiduciary services through its offices in Portland, Bangor and Ellsworth. Healthcare Professional Funding, a subsidiary of Camden National Bank, is a leader in financing for providers of dental, veterinary and eye care. Camden Financial Consultants, a division of Camden National Bank, provides full-service brokerage and insurance services. To learn more, visit www.CamdenNational.com. ###